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                                                                    EXHIBIT 10.5

                   LOCK-UP AND STOCK DIVIDEND RETURN AGREEMENT




Paulson Investment Company, Inc.
811 S.W. Naito Parkway, Suite 200
Portland, Oregon  97204




Ladies and Gentlemen:

         1. The undersigned understands that you ("Paulson"), as representative of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with Data Conversion Laboratory, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters of Units, each consisting of one share of common stock of the Company, $.01 par value (the "Common Stock"), and one redeemable warrant to purchase one share of Common Stock pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (SEC Registration No. 333-__________). The Underwriting Agreement provides that if the Company's audited pre-tax income for the year ended December 31, 2002 is less tan $1.3 million it will issue a 10% stock dividend to all holders of Common Stock of record on the record date of the dividend (the "Stock Dividend").

         2. In consideration of the Underwriters' agreement to undertake the Public Offering and of other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not, for a period of one (1) year after the effective date of the Public Offering (the "Effective Date"), without prior written consent of Paulson (which shall not be unreasonably withheld), sell, offer to sell, contract to sell, sell short or otherwise dispose of any shares of Common Stock, preferred stock or other capital stock of the Company or any securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock, or request the registration of the offer or sale of any of the foregoing, owned by the undersigned (or as to which the undersigned has the right to direct the disposition of), directly or indirectly, pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144") or otherwise, other than pursuant to (i) transfers by the undersigned to the undersigned's ancestors, descendants, spouse or trust for the benefit of the undersigned or any such persons, so long as such persons or trusts agree in writing to be bound by this Agreement, or (ii) bona fide gifts to persons who agree in writing to be bound by this Agreement.

         3. In addition, for a period of five (5) years from the Effective Date, the undersigned agrees to give Paulson prior notice if the undersigned offers to sell, sells, contracts to sell or otherwise disposes of any securities of the Company pursuant to Rule 144 or similar provisions enacted subsequent to the date of this Agreement.

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         4. The undersigned agrees that if the Company issues the Stock
Dividend, the undersigned will immediately upon receipt of the shares of Common Stock issued as part of the Stock Dividend return the shares to the Company as a contribution to capital.

         5. The undersigned hereby acknowledges that this Agreement is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with this Agreement.

The undersigned also understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Agreement.

         Dated as of _____________, 2002

                                  Signature:
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                                  Print name:
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